Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, custodian bank, trustee, depositary or other nominee holder of subscription rights (the “Rights”) to purchase shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of Teton Advisors, Inc. (the “Company”), pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s offering circular dated [______], 2022 (the “Offering Circular”), hereby certifies to the Company and American Stock Transfer & Trust Company, LLC, as subscription agent for the Rights Offering, that

(1)	the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights to purchase the number of shares of Class A Common Stock specified below pursuant to the Basic Subscription Right (as defined in the Offering Circular) and, on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Class A Common Stock pursuant to the Over-Subscription Privilege (as defined in the Offering Circular), the number of shares specified below pursuant to the Over-Subscription Privilege, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and

(2)	to the extent any beneficial owner has elected to subscribe for shares of Class A Common Stock pursuant to an Over-Subscription Privilege, each such beneficial owner’s Basic Subscription Right has been exercised in full and such beneficial owner received the Rights on June 3, 2022 through the distribution of Rights from the Company and not in the secondary market.

	Number of Shares of Class A Common Stock Owned on the Record Date	Number of Shares of Class B Common Stock Owned on the Record Date	Number of Shares of Class A Common Stock Subscribed for Pursuant to Basic Subscription Right	Number of Shares of Class A Common Stock Subscribed for Pursuant to Over-Subscription Privilege

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Provide the following information if applicable:

Name of Nominee Holder	Depository Trust Company (“DTC”) Participant Number

By:
Name:	DTC Basic Subscription Confirmation Number(s)
Title:
Phone Number:
Fax Number:

Dated